                                                                   EXHIBIT 10.13


                            SUPPLEMENTAL AGREEMENT

                           AND CONSENT TO ASSIGNMENT


     THIS SUPPLEMENTAL AGREEMENT AND CONSENT TO ASSIGNMENT ("Supplemental Agreement"), effective as of the 7th day of April 1993, by and between THERMO COGENERATION PARTNERSHIP, L.P., a Delaware limited partnership ("Thermo"), and ROCKY MOUNTAIN PRODUCE LIMITED LIABILITY COMPANY, a Colorado limited liability company ("Rocky Mountain"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a lender (hereinafter, together with any successors or assigns in such capacity, referred to as "Prudential") and as lead agent (hereinafter, with any successors and assigns in such capacity, referred to as the "Lead Agent") for the Secured Parties under the Construction and Term Loan Agreement dated as of April 7, 1993, among Thermo, Prudential, and CSW Energy, Inc., and the other financial institutions named therein as lenders, the Lead Agent and CSW Energy, Inc., as Bank Agent (as amended from time to time, the "Loan Agreement").


                                   RECITALS:


     A. On March 22, 1993, Rocky Mountain entered into with Thermo Cogeneration Partnership, a Colorado partnership, a Thermal Supply Lease Agreement (the "Assigned Agreement"), which Assigned Agreement contains, among other things, the agreement of the parties as to (i) the construction of a twenty (20) acre (more or less) commercial greenhouse (the "Facility") on certain real property (the "Land") owned by Thermo



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in Fort Lupton, Colorado, (ii) the leasing of such Land and the Facility by
Thermo to Rocky Mountain, (iii) the operation of the Facility by Rocky Mountain for the commercial production of agriculture products, and (iv) the agreement by Thermo to supply, and Rocky Mountain to utilize, Rocky Mountain's thermal energy requirements for such agricultural production at the Facility from Thermo's cogeneration plant (the "Plant") to be constructed on the site (the "Project Site") of which the Land is part:

     B. In order to facilitate financing and construction of the Plant and the Facility, Thermo Cogeneration Partnership has assigned the Assigned Agreement to Thermo, and Thermo, acting in the capacity of borrower, has entered into the Loan Agreement. Thermo has also, in accordance with the requirements of the Loan Agreement, collaterally assigned all of its right, title and interest in, to and under the Assigned Agreement to Lead Agent pursuant to the Collateral Assignment dated as of April 7, 1993 (the "Collateral Assignment"). It is a condition precedent to the initial funding by Lenders under the Loan Agreement that Rocky Mountain execute and deliver this Supplemental Agreement.

     C. Pursuant to that certain Project Management Agreement dated as of December 21, 1992 (the "Project Management Agreement") between Thermo Project Management, Inc., a Colorado corporation ("Project Manager"), and Thermo (as assignor or successor to Thermo Cogeneration Partnership), Thermo has appointed Project Manager as its agent to carry out and enforce the Assigned Agreement within the scope of Project Manager's obligations under the Project Management Agreement.

     D. The Loan Agreement contains certain terms and conditions that, during its term, will impact not only Thermo, but also Rocky Mountain as lessee and Facility Operator under

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the Assigned Agreement, and will place certain restrictions and impose certain obligation on Thermo as lessor and owner and Rocky Mountain as lessee and operator with respect to the construction, leasing, and operation of the Facility and the Plant; and

     E.    By entering into this Supplemental Agreement, the parties desire to
(i) acknowledge the existence of such terms and conditions in the Loan Agreement, (ii) supplement the terms of the Assigned Agreement in certain instances in which the Loan Agreement contains additional or more detailed terms and conditions dealing with similar subjects as dealt with in the Assigned Agreement, and (iii) provide in certain instances that the terms and conditions of this Supplemental Agreement and the Loan Agreement shall, to the extent specifically expressed herein, supersede and prevail over any conflicting provisions of the Assigned Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Supplemental Agreement, the parties agree as follows:

     1.    Definitions.  Capitalized terms used herein (including in the
           -----------
schedules attached hereto) have the meanings set forth herein, or if not defined herein the meanings set forth in the Assigned Agreement, and if not defined herein or in the Assigned Agreement, in the Loan Agreement. The Secured Parties (as defined in the Loan Agreement) are sometimes referred to herein as "Assignee."

     2.    Term.  This Supplemental Agreement shall remain in full force and
           ----
effect for the benefit of Lead Agent and the lenders under the Loan Agreement, and their respective successors and assigns, until the earlier of expiration or earlier termination of all obligations of Rocky Mountain under the Assigned Agreement, or until such time as all loans, commitments, and obligations incurred by Thermo under the Loan Agreement, the Notes, or any collateral or other documents

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entered into in connection therewith (the "Obligations") have been duly paid and performed ("Termination"); provided, however, that the provisions of section 6 of this Supplemental Agreement shall survive the expiration or complete termination of the Assigned Agreement; and, provided further, that is the Lead Agent or the lenders shall initiate action because of an Event of Default by Thermo under the Loan Agreement, and as a result of such action the rights of Thermo in the Facility, the Land, the Plant, or the Project Site shall be terminated by foreclosure or otherwise, any assignee or any transferee of the rights of Thermo in the Facility, the Land, the Plant, or the Project Site shall also be entitled to enjoy the benefits of, and to exercise the rights conferred on, the Lead Agent and the lenders under such section 6. From and after the time of Termination, the matters covered by this Supplemental Agreement shall be governed solely as provided in the Assigned Agreement, as the same may have been amended in the interim, and this Supplemental Agreement shall automatically become null and void and be of no further force and effect, except as is otherwise, provided in the preceding sentence. Any extension of time for payment or performance of the Obligations, whether by amendment, modification or supplementation of the Loan Agreement or otherwise, shall extend the time for Termination. After Termination, neither the prior effectiveness of this Supplemental Agreement nor the text of any provision herein which does not expressly survive such termination shall have any effect whatsoever on the construction or interpretation of the Assigned Agreement.

     3.    Representations and Warranties.  Rocky Mountain hereby represents and
           ------------------------------
warrants to Thermo and to Prudential as follows:

           3.1   Duly Organized, Etc.  (a) Rocky Mountain is a limited liability
                 --------------------
company duly organized, validly existing, and in good standing under the laws of the State of Colorado. Rocky Mountain is not engaged in any business except the business of developing.


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constructing, and operating the Facility pursuant to the Assigned Agreement.
Rocky Mountain shall not become engaged in any other business unless it shall first have obtained the prior written consent of Thermo.

               (b) Rocky Mountain has the power, authority and legal right to execute, deliver and perform the Assigned Agreement and this Supplemental Agreement, and the execution and delivery by Rocky Mountain of the Assigned Agreement and this Supplemental Agreement and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any member of Rocky Mountain except for those approvals which have been duly obtained and are in full force and effect, (ii) violate the articles of organization of Rocky Mountain or any provision of any law, rule, regulation, or any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Rocky Mountain, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Rocky Mountain is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any lien, security interest, charge or encumbrance upon or with respect to any of the properties now owned or hereafter acquired by Rocky Mountain. The members of Rocky Mountain have approved the Assigned Agreement and, consequently, the condition referred to in paragraph 21.3 of the Assigned Agreement has been satisfied.

               (c) Each of the Assigned Agreement and this Supplemental Agreement has been duly executed and delivered and constitutes a valid and binding obligation of Rocky Mountain, enforceable against Rocky Mountain in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

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               (d)  Except as set forth in Section XX hereof, no consent or approval of, or other action by or any notice or filing with, any court or administrative or governmental body or any other person (except those previously obtained) is required in connection with the execution and delivery of the Assigned Agreement or this Supplemental Agreement or the performance by Rocky Mountain of its obligations hereunder or thereunder. Rocky Mountain has obtained all permits, licenses, approvals, consents and exemptions with respect to the performance of its obligations under the Assigned Agreement and this Supplemental Agreement required by applicable laws, statutes, rules and regulations in effect as of the date hereof.

               (e) Rocky Mountain is not in default with respect to the Assigned Agreement and has no knowledge, as of the date of execution hereof, of any claims or rights of set-off by Rocky Mountain or by any of its affiliates or parent against Thermo.

               (f) There are no proceedings pending or, to the best of Rocky Mountain's knowledge after due inquiry, threatened against or affecting Rocky Mountain in any court or before any governmental authority or arbitration board or tribunal (whether or not purportedly on behalf of Rocky Mountain) which may result in a material adverse effect upon the property, business, prospects, profits or condition (financial or otherwise) of Rocky Mountain, or the ability of Rocky Mountain to perform its obligations under the Assigned Agreement or this Supplemental Agreement; and Rocky Mountain is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

         3.2   Governmental Approvals and Other Consents and Approvals. Except
               -------------------------------------------------------
as set forth on Schedule 3.2 attached hereto, no Governmental Approvals or other consents or approvals are required to be obtained by Rocky Mountain in connection with (a) the participation by Rocky Mountain in the transactions involved in the Assigned Agreement or the execution, delivery,

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or performance by Rocky Mountain of the Assigned Agreement, the Supplemental
Agreement or any documents related to the Assigned Agreement, or (b) the use, ownership, lease, operation, or maintenance of the Facility in accordance with the applicable provisions of any such documents and in compliance with all applicable laws, including Environmental Laws. Each of the Governmental Approvals and other consents and approvals listed in Part A of Schedule 3.2 has been duly obtained or made, validly issued, is in full force and effect and is not subject to appeal or judicial, governmental, or other review, except as disclosed on such Schedule. None of the Governmental approvals and other consents and approvals listed in Part B of Schedule 3.2 is required to be obtained in order to be in compliance in all respects with all requirements of law as of the date hereof. Rocky Mountain has no reason to believe that any of the Governmental Approvals and other consents and approvals listed in Part B of
Schedule 3.2 cannot or will not be obtained or made in the normal course of business as and when required (as set forth in Schedule 3.2) and without significant expense. All contracts, Governmental Approvals, entitlements and other property owned by Rocky Mountain and used in connection with the Facility shall, upon the Commencement Date of the Lease Term under the Assigned Agreement, be held by Rocky Mountain free and clear of any Lien, other than (a) liens incurred by Rocky Mountain in the ordinary course of business to secure lines of credit for working capital, (b) liens for personal property taxes, the payment of which is not then due, (c) carrier's, warehousemen's, repairmen's and other like liens arising in the ordinary course of business or incidental to the operation of the Greenhouse which secure payment of sums which are not delinquent, and (d) liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security payments. Rocky Mountain shall not create any Lien on any property of Thermo or suffer to exist any Lien on such property of Thermo which arises as a result of any action or inaction of Rocky Mountain or any of its Affiliates. Any such Lien shall be discharged by Rocky Mountain to the same extent and in the same manner as is required under paragraph 8.8 of the Assigned Agreement.

           3.3   No Proceeding or Litigation.  No litigation, investigation, or
                 ---------------------------
proceeding of or before, or any inquiry by, any arbitrator or Governmental Authority is pending or, to the knowledge of Rocky Mountain, threatened, against or affecting Rocky Mountain, any Greenhouse Affiliate of Rocky Mountain or against or affecting any of the properties, rights, revenues, assets, or facilities of Rocky Mountain or any such Greenhouse Affiliate.

           3.4   Agreements and Licenses.  No licenses, trademarks, patents,
                 -----------------------
copyrights, or agreements with respect to the usage of technology or other permits (other than those constituting Governmental Approvals referred to in Schedule 3.2) are required to be obtained by Rocky Mountain for the construction, development, ownership, operation, or maintenance of the Facility.

     4.    Option to Purchase Suspended.  Anything in the Assigned Agreement to
           ----------------------------
the contrary notwithstanding, Rocky Mountain shall not be entitled to exercise the rights conferred under section 5 or be deemed to have exercised such rights under section 12 of the Assigned Agreement to purchase the Facility (or the Land) at any time there remains unpaid any indebtedness under the Loan Agreement unless, at the time of such exercise, Thermo shall have obtained Prudential's approval (which approval may be withheld in Prudential's sole discretion) of alternative thermal use arrangements, including all appropriate regulatory and administrative approvals and filings, for thermal energy produced by the Plant. Thermo shall from time to time inform Rocky Mountain upon inquiry whether any such indebtedness is outstanding. Upon receipt of a notice by Rocky Mountain of its intention to exercise its rights under section 5 of the Thermal Supply Agreement,

Thermo shall notify Rocky Mountain whether Thermo shall have obtained Prundential's approval of alternative thermal use arrangements and, if so, the purchase price payable by Rocky Mountain. Such price shall be the "Option Purchase Price," determined in the manner provided in paragraph 5.2 of the Assigned Agreement, plus such additional sum as may be payable pursuant to paragraph 5.5 of the Assigned Agreement should Rocky Mountain also purchase the Land as provided in such paragraph. At the closing of such sale, Thermo shall obtain from Lead Agent and deliver to Rocky Mountain a Release by Lead Agent from the lien of any mortgage(s), deeds of trust, and other security agreements encumbering the Facility (and the Land if purchased) to secure repayment of the indebtedness of Thermo under the Loan Agreement and Rocky Mountain shall deliver to Thermo and Lead Agent a ratification and reaffirmation of all thermal supply provisions of the Assigned Agreement in such form as Thermo or Lead Agent may reasonably request. Nothing herein all be construed to relieve Rocky Mountain of its obligations under paragraph 5.8 of the Thermal Supply Agreement. Under no circumstances shall Rocky Mountain be entitled to exercise the Purchase Option at any time while Thermo is in default under the Assigned Agreement or this Supplemental Agreement or while an Event of Default is continuing under the Loan Agreement. Should the lenders, the Lead Agent or their nominee exercise any remedies arising because of an Event of Default by Thermo under the Loan Agreement whereby Thermo's rights in the Facility, the Land, the Plant or the Project Site shall be terminated, assumed, or transferred, the Purchase Option, effective as of the time of such exercise, shall permanently lapse and become void and shall no longer be binding upon Thermo, the Lead Agent, any lender under the Loan Agreement or any transferee of the Facility, the Land, the Plant or the Project Site in connection with such exercise of rights or remedies because of such Event of Default.

     5.    Reports, Information and Approvals.  At all times while indebtedness
           ----------------------------------
is outstanding under the Loan Agreement:

           5.1 Lead Agent shall have the same rights as Thermo to receive reports and information as shall be available to Thermo, and to exercise other rights with respect to receipt of information as are conferred on Thermo under paragraphs 8.11 and 8.12 of the Assigned Agreement. Rocky Mountain shall deliver all such reports and information to Lead Agent at the address set forth in paragraph 14 hereof, or such other address as Lead Agent may have specified pursuant to such paragraph.

           5.2 Notwithstanding paragraphs 14.1 and 14.2 of the Assigned Agreement, Rocky Mountain shall not make or agree to make any proposed assignment, sublease or subcontract under the Assigned Agreement without the prior written consent of Thermo, which consent may be withheld in Thermo's sole discretion.

     6.    Environmental Matters.  Supplementary to and not in lieu of Rocky
           ---------------------
Mountain's obligations under paragraph 10.1 and certain other provisions of the Assigned Agreement:

           6.1 Rocky Mountain shall at all times comply fully with all laws, rules, regulations, and ordinances of any public authority having jurisdiction with respect to the storage, use or release at the Facility and on the Land of hazardous or toxic substances, and shall not treat, store, transport or release any Materials of Environmental Concern on or from the Facility or the Land in any manner or quantity which may result in any clean-up obligation or liability under any Environmental Law; shall keep the Facility free of any lien imposed pursuant to Environmental Laws because of acts or omissions of Rocky Mountain or its Affiliates, agents, employees, contractors, sublessees, successors or assigns; and shall pay or cause to be paid when due any and all costs of complying with Environmental Laws and responding to the presence, release, or threatened release of Materials of Environmental Concern because of acts or omissions of Rocky Mountain or its agents, employees, contractors, sublessees successors or assigns (including without limitation all damages, liabilities, expenses and costs of all third-party claims). If Rocky Mountain fails to do any of the foregoing, then to the extent that Thermo, Lead Agent or any lender under the Loan Agreement and their respective partners, shareholders, directors, officers, agents, employees, successors or assigns sustains any liability, loss, cost, damage, or expense (including attorneys' and consultants' fees and expenses) arising out of the presence, release, or threatened release by Rocky Mountain or its Affiliates, agents, employees, contractors, sublessees, successors or assigns of Materials of Environmental Concern on or from the Facility or the Land, Thermo, Prudential or Lead Agent may, upon such prior written notice to Rocky Mountain as is reasonable under the circumstances, take any action necessary, in the reasonable judgment of such responding party, to respond to such presence, release or threatened release, and the cost of such response action shall be borne by Rocky Mountain. Rocky Mountain shall give to Thermo, to Prudential and to Lead Agent, and to their respective officers, agents, employees and contractors, access to the Facility and the Land, and Rocky Mountain hereby specifically grants to Thermo, to Prudential and to Lead Agent a license to respond to such presence, release, or threatened release of such Materials of Environmental Concern.

     6.2 In addition to the requirements of paragraph 10.1 of the Thermal Supply Agreement, Rocky Mountain shall indemnify and hold Thermo, Lead Agent, Prudential and each other lender under the Loan Agreement and their respective partners, shareholders, directors, officers, agents or employees free and harmless from and against all liability, loss, cost. damage,

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and expense (including without limitation attorneys' and consultants' fees and expenses) incurred in connection with the environmental compliance, clean-up and other response obligations imposed under any Environmental Laws or in connection with third-party claims relating to or in connection with any violation by Rocky Mountain or its Affiliates, agents, employees, contractors, sublessees, successors or assigns of any Environmental Law or in connection with any Materials of Environmental Concern used, generated, treated, stored, or otherwise located on, or released by Rocky Mountain or threatened to be released in, on, under, from or affecting the Facility or the Land, except to the extent resulting from such Indemnitee's negligence or intentionally tortious acts or omissions. For purposes of this Supplemental Agreement, the definition of Environmental Laws is further particularized to include, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C.
(S)9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C: (S)6901
        -- ---
et seq.), the National Environmental Policy Act (42 U.S.C. (S)4321 et seq.), the
-- ---                                                             -- ---
Hazardous Materials Transportation Act (49 U.S.C. (S)1801 et seq.), the Toxic
                                                          -- ---
Substances Control Act (15 U.S.C. (S)2601 et seq.), the Clean Air Act (42 U.S.C.
                                          -- ---
(S)7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S)1251 et
        -- ---                                                               --
seq.), the Safe Drinking Water Act (42 U.S.C. (S)300(f) et seq.), the Colorado
---
Hazardous Waste Management Act (Colo. Rev. Stat. Title 25, Article 15), the Colorado Water Quality Control Act (Colo. Rev. Stat. Title 25, Article 8), the Colorado Air Quality Control Act (Colo. Rev. Stat. Title 25, Article 7), the Colorado Hazardous Materials Transportation Act of 1987 (Colo. Rev. Stat. Title 43, Article 6), the Colorado Hazardous Waste Cleanup Act (Colo. Rev. Stat. Title 25, Article 16), the Colorado Underground Storage Tanks Law (Colo. Rev. Stat. Title 25, Article 18), Colorado Solid Waste Disposal Sites and Facilities Law (Colo. Rev. Stat. Title 30, Article 20), Colorado Land Use Act (Colo. Rev. Stat. Title 24, Article 65), and any common law theory of liability, in any case relating to pollution or protection of human health or the environment (including without limitation ambient air, surface water, ground water,

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land surface, or subsurface strata), all as currently in effect or as shall be promulgated, issued and amended or ordered in the future, including, without limitation, laws and regulations relating to emissions, discharges, releases, or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, refining, distribution, use, treatment, storage, disposal, transport, recycling, reporting, or handling of Materials of Environmental Concern.

     6.3 Rocky Mountain shall notify Thermo, Lead Agent, and Prudential promptly of any notice, advice, or communication from any Governmental Authority or any other source with respect to Materials of Environmental Concern which may be in, on, under, or released from or affecting the Facility or the Land. Rocky Mountain shall also maintain at the Facility, and keep available for inspection during ordinary business hours and following reasonable notice by Thermo, Lead Agent, and Prudential, accurate and complete records of all investigations, studies, sampling, and testing conducted, and any and all response actions taken, by Rocky Mountain or, to its knowledge, by any Governmental Authority or other person in respect of Materials of Environmental Concern which may be in, on, under, migrating from, or affecting the Facility or the Land.

The obligations of this section 6 shall survive Termination of this Supplemental Agreement.

     7.    Repairs and Maintenance.  Supplementary to and not in lieu of the
           -----------------------
requirements of paragraphs 8.4 and 8.5 of the Assigned Agreement, Rocky Mountain shall, at its expense, (a) keep the Facility in good working order and condition, (b) perform the periodic overhauls and maintenance as recommended by any manufacturers or vendors of component parts of the Facility or related equipment, and make all repairs, replacements, renewals, and additions which are necessary for the Facility to satisfy the terms of the Assigned Agreement and all requirements of law affecting the Facility, and (c) cause the Facility to be operated and maintained with appropriate spare parts, inventories, and redundancies, in a safe manner and in accordance with normal industry practice. All repairs, replacements, and renewals shall be at least equal in quality and class to the original work. Rocky Mountain shall comply with such repair, service, and maintenance standards as are required to enforce guaranty and warranty claims and to satisfy standards imposed by any applicable insurance policy.

         8.    Delivery of Financial Statements and Other Information.
               ------------------------------------------------------
Supplementary to and not in lieu of the requirements of paragraphs 8.11 and 8.12 of the Assigned Agreement, and without limitation of paragraph 5.1 of this Supplemental Agreement, Rocky Mountain shall furnish or cause to be furnished, to Thermo and to Lead Agent certain periodic reports and information required by the Loan Agreement and more fully described in Schedule 8 attached hereto. Annual financial statements delivered pursuant to section (a) of Schedule 8 shall be delivered appended to the following certification:

         Attached hereto are true, correct and complete copies of (a) the financial statements of the company; (b) the company's balance sheet fairly presents its financial position as of the date thereof and has been approved in accordance with generally accepted accounting principles consistently applied except as otherwise specifically noted therein; (c) there has been no material change in the company's financial position from that set forth in the balance sheet prepared as at the date thereof, and (d) all liabilities, contingent or otherwise, are disclosed by, or reserved against in, such financial statements or the footnotes thereto to the extent required by generally accepted accounting principles consistently applied.

         9.  Notice of Certain Events. Rocky Mountain shall give prompt and
             ------------------------
simultaneous Notice to Thermo and to Lead Agent of the occurrence of certain events required by the Loan Agreement and more fully described in Schedule 9 attached hereto. Each Notice delivered pursuant to this paragraph 9 shall be accompanied by a statement of a manager of Rocky Mountain setting forth details of the occurance referred to and stating what action Rocky Mountain proposes to take with respect to such occurrence. Notices to Thermo shall be given in the manner provided in the Assigned Agreement. Notices to Lead Agent shall be given in the manner, provided in paragraph 14 of this Supplemental Agreement.

     10.   Insurance Proceeds in Event of Casualty or Condemnation.  Anything in
           -------------------------------------------------------
section 11, section 12 or any other provision of the Assigned Agreement to the contrary notwithstanding:

           (a) all proceeds in respect of any condemnation, appropri-ation or other taking or any insurance policy relating to the Facility or the Land which are received by Rocky Mountain shall be promptly paid over to Thermo in the same form as received (with any necessary endorsement);

           (b) Rocky Mountain shall provide such information as Thermo may reasonably request relating to the costs and expenses necessary to repair, replace or restore the Facility or the Land and the feasibility of such repair, replacement or restoration;

           (c) Thermo shall notify Rocky Mountain if all or any of proceeds received by Rocky Mountain (or by Thermo or any other person) shall be applied to the repair, restoration or replacement of the Facility or the Land;

           (d) Rocky Mountain shall apply any proceeds received from Thermo for the sole purpose of paying the necessary costs of repair, restoration or replace-ment of the Facility or the Land; and

           (e) all such proceeds which are not applied to repair, restore or replace the Facility or the Land shall be returned to, and/or retained by, Thermo.

The foregoing notwithstanding, should Rocky Mountain have purchased the Facility (and if applicable the Land), this paragraph shall not require the payment of insurance or condemnation proceeds to

Thermo to the extent that such proceeds are XXX to any portion of the Facility or the Land so purchased by Rocky Mountain. With respect to any such portion not purchased, the provisions of this paragraph 10 shall apply.

        11.  Cooperation with Loan Agreement Closing. Supplementary to and not
             ---------------------------------------
in lieu of Rocky Mountain's obligations under paragraph 21.2 of the Assigned Agreement, Rocky Mountain's cooperation in connection with the closing of the Loan Agreement shall include, but shall not be limited to, (i) executing and delivering a reasonable estoppel certificate and statement of then current facts with respect to performance by Thermo and rocky Mountain of the Assigned Agreement and this Supplemental Agreement, (ii) causing counsel for Rocky Mountain to deliver the opinions reasonably requested by Lead Agent under the Loan Agreement, (iii) delivering the evidence of corporate (or equivalent limited liability company) proceedings evidencing the authorization for execution and performance by Rocky Mountain of the Assigned Agreement and this Supplemental Agreement, (iv) delivering certain financial statements as required by the Loan Agreement, (described in Schedule 8 hereto), and (v) cooperating with Thermo and Lend Agent to the same extent in connection with conversion of Construction Loans to Term Loans under the Loan Agreement.


        12.  Certain Consents. Rocky Mountain hereby irrevocably consents to
             ----------------
(a) the appointment of Project Manager as agent of Thermo to carry out and enforce the Assigned Agreement within the scope of Project Manager's obligations under the Project Management Agreement and (b) the collateral assignment of all of Thermo's right, title and interest in the Assigned Agreement by Thermo to Lead Agent for the benefit of Assignee under the Loan Agreement as security pursuant to the Collateral Assignment, and Rocky Mountain shall, at Thermo's or Lead Agent's request, as the case may be, in the exercise of its respective rights as

Thermo or Lead Agent, continue performance under the Assigned Agreement in accordance with its terms and the terms of this Supplemental Agreement. References herein to Thermo shall include, without limitation, Project Manager acting as agent of Thermo under the Project Management Agreement.

         13.   No Present Defaults. Rocky Mountain acknowledges that (a) the
               -------------------
Assigned Agreement is in full force and effect and there are no amendments, modifications or supplements thereto, either oral or written, (b) Rocky Mountain has not assigned, transferred or hypothecated the Assigned Agreement or any interest therein, except as described herein, (c) Rocky Mountain has no knowledge of any default or breach by Thermo in any respect in the performance of any provision of the Assigned Agreement, and (d) Rocky Mountain has agreed to and hereby ratifies prior assignments to Thermo of the Assigned Agreement whereby Thermo has acquired rights under the Assigned Agreement and releases all prior assignors of the Assigned Agreement from their obligations as parties to the Assigned Agreement.

         14.   Notice of Thermo's Defaults and Termination. Anything in the
               -------------------------------------------
Assigned Agreement notwithstanding, Rocky Mountain shall not claim prevention of or interference with performance of its obligations pursuant to the Assigned Agreement or the suspension or termination of its obligations under the Assigned Agreement as the result of any default of Thermo without first giving a copy of any notice of default or termination to Lead Agent, such notice to be coupled with a request to Lead Agent to cure any defaults which are susceptible of being corrected by Lead Agent, within a cure period as provided to Thermo in the Assigned Agreement plus a period of ninety (90) days (thirty (30) days in the case of a monetary default) thereafter (or, with respect to any defaults not susceptible of being cured within such cure period, such longer cure period as shall be required to cure such default provided that Lead Agent is diligently pursuing such cure), such cure period to commence upon such notice to Lead Agent, or, with respect to any defaults which are not susceptible of being corrected by Lead Agent, to rectify to Rocky Mountain's reasonable satisfaction the effect upon Rocky Mountain of such default by Thermo within such period. Such notice shall be in writing and shall be deemed to have been given (a) when presented personally or by Federal Express or other courier, (b) when transmitted by telecopy to the number specified below, or (c) when received, if deposited in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to Lead Agent and Prudential at the address indicated below (or such other address as Lead Agent or Prudential may have specified by written notice delivered in accordance herewith). The telecopy (facsimile) numbers provided below are for the convenience of Rocky Mountain only. Transmission by telecopy shall constitute provision of notice under this Supplemental Agreement only if receipt thereof is acknowledged in writing by Prudential or Lead Agent, as the case may be, within such period. The address for notices to Prudential and Lead Agent is as follows:

                 The Prudential Insurance Company of America
                 c/o Prudential Power Funding Associates
                 Four Gateway Center
                 100 Mulberry Street
                 Newark, New Jersey 07102-4069
                 Attention: Project Management Team
                 Facsimile No.: (201) 802-2841

No claim of rescission or termination of the Assigned Agreement by Rocky Mountain shall be binding upon Prudential or Lead Agent without such notice and the lapsing of the applicable cure period. Any dispute that may arise under the Assigned Agreement notwithstanding, Rocky Mountain shall continue performance under the Assigned Agreement and resolve any such dispute without discontinuing such performance until the lapse of the notice and the applicable cure periods or extension periods. Lead Agent may, but shall be under no obligation to, make any payment or perform any act required thereunder to be made or performed by Thermo, with the same effect as if made or performed by Thermo. If Lead Agent or Prudential fails to cure a default within the same cure period as provided to Thermo in the Assigned Agreement plus a period of ninety (90) days (thirty (30) days in the case of a monetary default) thereafter (or, with respect to any defaults not susceptible of being cured within such cure period, such longer cure period as shall be required to cure such default provided that Lead Agent is diligently pursuing such cure), such cure period to commence upon such notice to Lead Agent and Prudential, Rocky Mountain shall have all its rights and remedies with respect to such default or right of termination as set forth in the Assigned Agreement.

     15.   No Previous Assignment.  Rocky Mountain warrants and represents to
           ----------------------
Assignee that it has not previously consented to any assignment, transfer or hypothecation of the Assigned Agreement, except as specified herein.

     16.   Payments to Project Control Account.  Rocky Mountain hereby agrees
           -----------------------------------
that, so long as any Obligations are outstanding under the Loan Agreement, the Notes or any document executed in connection therewith and until the same have been terminated or satisfied in full, as the case may be, all payments to be made by Rocky Mountain with respect to the Assigned Agreement shall be in lawful money of the United States of America, in immediately available funds at the location set forth in Schedule 16, directly to the Disbursement Agent designated in and for deposit as specified in part one of Schedule 16, attached hereto, or to such other person and/or at such other address as Lead Agent may from time to time specify in writing to Rocky Mountain. Thermo agrees that promptly after receipt by Thermo of a written request from Rocky Mountain, Thermo shall confirm in writing to Rocky Mountain whether any loans, commitments or Obligations are outstanding under the Loan Agreement, the Notes or any such documents. For purposes of paragraph 4.7 of the Assigned Agreement, applicable requirements of the Loan Agreement are as set forth in part two Schedule 16 hereto.

     17.   Protection of Lead Agent.  In the event that either (a) Thermo's
           ------------------------
interest in the Project Site, the Project, the Facility (also referred to in the Loan Agreement as the Greenhouse) and/or the Project Reserves shall be sold, assigned or otherwise transferred pursuant to the exercise of any right, power or remedy by Assignee or Lead Agent or pursuant to judicial proceedings, or (b) Thermo rejects the Assigned Agreement under Title 11, United States Code, or other similar Federal or state statute and such rejection is approved by the appropriate bankruptcy court, and in either case (i) no funds payable under the Assigned Agreement shall then be due and payable to Rocky Mountain at the time of such transfer or rejection, (ii) Lead Agent shall have arranged for the curing of any default susceptible of being corrected by Lead Agent or by a purchaser at any judicial or non-judicial sale, (iii) the Assigned Agreement shall have been terminated pursuant to the terms thereof by reason of a default or a rejection by Thermo or a trustee in bankruptcy under Title 11, United States Code, or other similar Federal or state statute, and (iv) the effect upon Rocky Mountain of any default not susceptible of being corrected shall have been rectified to Rocky Mountain's reasonable satisfaction, Rocky Mountain shall, within fifteen (15) days after receipt of written request therefor, execute and deliver an agreement to Lead Agent or its nominee, purchaser, assignee or transferee, as the case may be, for the remainder of the term of the Assigned Agreement, and with the same terms as are contained therein, whereupon such agreement shall be an Assigned Agreement hereunder.

     18.   Acknowledgment of Assignee's Obligations and Rights.  None of the
           ---------------------------------------------------
Secured Parties under the Loan Agreement has any obligation hereunder to extend credit to Rocky Mountain or any contractor to Rocky Mountain at any time for any purpose. Assignee shall have no obligation to Rocky Mountain under the Assigned Agreement until such time as Assignee notifies Rocky Mountain in writing of Assignee's election to exercise its rights hereunder. If Thermo defaults in the performance of its covenants to the Secured Parties in, or an Event of Default shall have occurred and be continuing under, the Loan Agreement, Assignee shall have the right, inter alia, to (i) declare
                                                   ----- ----
all amounts due under the Loan Agreement, the Notes and any of the Collateral Security documents executed in connection therewith to the Secured Parties under the Loan Agreement immediately due and payable, (ii) take possession of the Project Site, the Project, Thermo's rights in and with respect to the Greenhouse and/or the Gas Reserves and complete the same, (iii) sell the Project, the Project Site, Thermo's rights in and with respect to the Greenhouse and/or the Gas Reserves and any purchaser at such sale shall succeed to Assignee's rights hereunder, (iv) cause Lead Agent or its nominee, purchaser, assignee or transferee to assume all of Thermo's right, title and interest in, to and under the (subject to the terms of this Supplemental Agreement) Assigned Agreement, and (v) exercise any other remedies provided under the Loan Agreement or otherwise available at law or in equity; subject to Assignee's compliance with the provisions of the Assigned Agreement and the terms of this Supplemental Agreement, Rocky Mountain shall cooperate with Assignee in Assignee's exercise of such rights.

     19.   Incorporation by Reference.  The provisions of sections 20, 22, 24.
           --------------------------
and 25 of the Assigned Agreement are incorporated herein by reference.

     20.   Limitation of Liability.  Except as otherwise expressly provided
           -----------------------
herein, it is hereby agreed and acknowledged that Rocky Mountain shall not have any direct contractual obligations to Assignee, and Assignee hereby acknowledges that it has not relied upon any direct representations of Rocky Mountain, in connection with lending arrangements with Thermo except as provided herein and in the Assigned Agreement. In addition, Assignee agrees that, except as otherwise expressly provided herein in the event shall Rocky Mountain be liable to Assignee for any claims, losses, expenses or damages whatsoever other than liability Rocky Mountain may have to Thermo and its successors and permitted assigns, including Assignee, under the Assigned Agreement or to Lead Agent, Prudential or to Assignee, their successors and assigns.

          IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be executed by their duly authorized officers or agents as of the date of acknowledgement of their signatures, set forth below.


                                   THERMO COGENERATION PARTNERSHIP, LP.

                                   By: Thermo Ft. Lupton, LP., a general partner

                                       By: Thermo Ft. Lupton I, Inc.,
                                           its general partner

ATTEST:


/s/ Richard S. Roberts                     By: /s/ James Monroe III
---------------------------------             ----------------------------------
                                              James Monroe, III
Printed Name:  Richard S. Roberts             President
             --------------------
               Assistant Secretary

(as to Rocky Mountain Produce                  ROCKY MOUNTAIN PRODUCE LIMITED
Limited Liability Company)                  LIMITED COMPANY


[ILLEGIBLE]                                  By: /s/ William E. Coleman
-------------------------------------          ---------------------------------

Printed Name: [ILLEGIBLE]                   Printed Name: WILLIAM E. COLEMAN
             ------------------------                    -----------------------

                                            Title:        MANAGER
                                                  ------------------------------


/s/ Robert C. Clark                             /s/ Nicholas G. Muller
-------------------------------------
                                                    Nicholas G. Muller
Printed Name: Robert C. Clark                       Manager
             ------------------------


(as to the Prudential Insurance)            THE PRUDENTIAL INSURANCE COMPANY
   Company of America)                      OF AMERICA, as Lead Agent


[ILLEGIBLE]                                 By: /s/ W. Brad Winegar
-------------------------------------          ---------------------------------

Printed Name: [ILLEGIBLE]                   Printed Name: W. BRAD WINEGAR
             ------------------------                    -----------------------

                                            Title:        V.P.
                                                  ------------------------------

   [ILLEGIBLE]
-------------------------------------

Printed Name: [ILLEGIBLE]
             ------------------------

STATE OF NEW YORK                     )
                                      :  ss.:
COUNTY OF NEW YORK                    )
          --------

     On this 3rd day of April, 1993, before me personally came James Monroe,
             ---        -----
III, to me known, who, being by me duly sworn, did depose and say that he resides at 2142 South Milwaukee, Denver, Colorado 80210; that he is President of Thermo Ft. Lupton I, Inc., the corporation described in and which executed the foregoing instrument; which corporation is the general partner of Thermo Ft. Lupton, L.P.; which limited partnership is a general partner of Thermo Cogeneration Partnership, L.P., the partnership described in and which executed the foregoing instrument; that the execution of the instrument was duly authorized according to the Partnership Agreement, and that the general partner executed the instrument on behalf of the said partnership pursuant to said authorization; and that he signed his name thereto by order of the board of directors of said corporation.

                                       /s/ Queenie C. Kripps
                                       ----------------------
                                            Notary Public
My commission expires:

[Seal]                                    QUEENIE C. KRIPPS
                                   Notary Public, State of New York
                                            No. 31-4671691
                                     Qualified in New York County
                                 Commission Expires December 31, 1994
                                                                   --

                                   ---------------------------------------------
                                   Notary Public

                                   My commission expires:
                                                         -----------------------

State of Colorado            )
CITY AND                     )  SS:
COUNTY OF DENVER             )


          The foregoing instrument was acknowledged before me this 26th day of March, 1993, by William E. Coleman and Nicholas G. Muller the Manager of Rocky Mountain Produce Limited Liability Company, a Colorado limited liability company, on behalf of the company.

          Witness my hand and official seal.



                                        /s/ Brenda Love
                                       -----------------------------------------
                                       Notary Public

                                       My commission expires:  06-10-94
                                                             -------------------

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )


          The foregoing instrument was acknowledged before me this 7 day of April, 1993, by W. Brad Winegar as Vice President of The Prudential Insurance Company of America, as lead agent for the Secured Parties identified in the Loan Agreement.

          Witness my hand and official seal.       NANCY SMITH
                                            NOTARY PUBLIC, State of New York
                                                No. 31-47X9715
                                              Qualified in New York County
          My commission expires:      Commission Expires December 31, 1994
                                ----------------------------

                                   /s/ Nancy Smith
                                   -----------------------------------------
                                   Notary Public

( S E A L )

                                  SCHEDULE 3.2
                                  ------------



Governmental Approvals Required by Rocky Mountain:


             Part A (Prior to execution of Supplemental Agreement).
             ------


                                     None.


             Part B (Subsequent to execution of Supplemental Agreement).
             ------


                                     None.

From time to time Rocky Mountain shall deliver to Thermo:

               (a) as soon as is available, but not late than 90 days after the end of each fiscal year of Rocky Mountain, a profit and loss statement, a statement of retained earnings and a statement of cash flows for such year,and a balance sheet as at the end of such year, in each case setting forth in comparative form the figures for the previous fiscal year, certified as presented in accordance with generally accepted accounting principles, the profit and loss position, retained earnings, cash flows, and balance sheet as of the date thereof, without qualification or exception as to the scope of its audit, by independent certified public accountants of national standing reasonably acceptable to Prudential:

               (b) as soon as is available, but not later than 45 days after the end of each quarterly period of each fiscal year of Rocky Mountain, a profit and loss statement, a statement of cash flows and statement of retained earnings, and a balance sheet as at the end of each such period, in each case setting forth in comparative form the figures for the corresponding period of the previous fiscal year, certified by an officer of Rocky Mountain as fairly presenting in all material respects the profit and loss position, retained earnings, cash flows, and balance sheet as of the date thereof (subject to normal year-end audit adjustments and footnote disclosures), such financial statements to be prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise specifically noted therein, and shall be complete and correct in all material respects (subject to normal year end audit adjustments and to footnote disclosures);

               (c) promptly after receipt thereof, copies of each Governmental Approval (and copies of any correspondence referred to in any such approval) or any other material consent or approval obtained or made by Rocky Mountain pursuant to the Assigned Agreement; and

               (d) promptly after receipt of request in writing, such supplemental financial information with respect to Rocky Mountain or the Facility as Thermo or its lenders may from time to time reasonably request and as is reasonably available to Rocky Mountain.

                                  Schedule 9
                                  ----------

     From time to time Rocky Mountain shall give immediate and simultaneous Notice to Thermo and to Lead Agent if:

     (a) any representation or warranty made by Rocky Mountain herein or in the Assigned Agreement or in any certificate, financial statement, or other document furnished to Thermo hereunder or under the Assigned Agreement shall prove to have been false or misleading in any material respect as of the time made or deemed made;

     (b) Rocky Mountain shall have failed to comply with or shall be in default of any of Rocky Mountain's covenants or obligations contained herein or in the Assigned Agreement beyond any applicable cure period following Notice, if required;

     (c) Rocky Mountain shall make an assignment for the benefit of creditors or shall generally not be paying its debts as such debts become due unless such debts are the subject of a bona fide dispute;

     (d) (i) any decree or order for relief in respect of Rocky Mountain shall be entered under any bankruptcy, reorganization, compromise, arrangement insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called "Bankruptcy Law") of any jurisdiction, (ii) any petition or application of the types described in clause
(e), below, of this paragraph 9 shall be filed, or any such proceeding shall be commenced, against Rocky Mountain and Rocky Mountain, by any act, shall indicate its approval, consent thereto or acquiescence therein, or an order, judgment, or decree shall be entered appointing any such trustee, receiver, custodian, liquidator, or similar official, or approving the petition in any such proceedings, or (iii) any order, judgment, or decree shall be entered in any proceedings against Rocky Mountain decreeing the dissolution of Rocky Mountain;

     (e) Rocky Mountain shall petition or apply to any tribunal for, or shall consent to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator, or similar official of Rocky Mountain or of any substantial part of its assets, or shall commence a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to Rocky Mountain under the Bankruptcy Law of any other jurisdiction;

     (f) (i) any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining the construction or (cumulatively) operation of the Facility, or (ii) a judgment (or judgments) in excess of $100,000 (cumulatively) shall be rendered against Rocky Mountain and remain unsatisfied whether or not such order, judgment, or decree is stayed pending appeal;

     (g) any of the Governmental Approvals required to be obtained by Rocky Mountain in connection with the Facility and its full performance under the Assigned Agreement or this Supplemental Agreement shall be rejected or otherwise denied or shall expire (without being timely renewed) or be revoked, rescinded, suspended, held invalid or otherwise limited in effect, and such rejection, denial, expiration, revocation, rescission, suspension, holding, or other limiting materially affects Rocky Mountain's ability to achieve or maintain operation of the Facility or the ability of Rocky Mountain to make any payments under this Agreement or the ability of Thermo to receive payments hereunder when and as due;

     (h) there shall exist at any time any litigation, investigation, inquiry, or proceeding between Rocky Mountain and any Governmental Authority which concerns the status of the Plant as a Qualifying Facility, or which could have a material adverse effect on the properties, business, prospects, operations, or other condition of the Plant or of Thermo;

     (i) any material adverse change shall have occurred in the properties, business, operations, or financial condition of Rocky Mountain from the condition refected in the most recent financial information delivered to Thermo, and of any change of law, rule, or regulation which has caused or could reasonably be expected to cause such a material adverse change;

     (j) there shall have occurred any loss or damage to the Facility in excess of $250,000; and

     (k) there shall have occurred an Event of Loss or there shall have occurred any other damage or destruction to the Facility that has a material adverse effect on the viability of the operation of the Facility, and such damage or destruction is not adequately covered by insurance.

                                  SCHEDULE 16
                                  -----------

     Part one:


                             Bankers Trust Company
                             4 Albany Street
                             New York, New York
                             ABA No. 02-100-1033
                             Project Control Account No. FF757


     Part two:


                       (h)  Greenhouse Rent Reserve.  The Borrower shall cause
                            -----------------------
                 70% of "Available Net Cash" (as such term is defined in the Greenhouse Lease*) up to an aggregate amount equal to one year's rental payments under the Greenhouse Lease which is not applied to current rental payments under the Greenhouse Lease to be deposited by the Thermal Energy Purchaser** into the Greenhouse Rent Reserve Account.


                 *    Hereunder the "Assigned Agreement"
                 **   Hereunder Rocky Mountain